      As filed with the Securities and Exchange Commission on June 3, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BOYD GAMING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              NEVADA                                          88-0242733
   (State or Other Jurisdiction                            (I.R.S. Employer
 of Incorporation or Organization)                        Identification No.)

                           2950 SOUTH INDUSTRIAL ROAD
                             LAS VEGAS, NEVADA 89109
          (Address of Principal Executive Offices, Including Zip Code)

                 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                              (Full Title of Plans)

                                  ELLIS LANDAU
         EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                             BOYD GAMING CORPORATION
                           2950 SOUTH INDUSTRIAL ROAD
                             LAS VEGAS, NEVADA 89109
                     (Name and Address of Agent For Service)

                                 (702) 792-7200
          (Telephone Number, Including Area Code, of Agent For Service)

          -------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                       AMOUNT                PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
    TITLE OF SECURITIES                 TO BE                 OFFERING PRICE           AGGREGATE OFFERING            REGISTRATION
      TO BE REGISTERED               REGISTERED                PER SHARE (1)                PRICE (1)                     FEE
---------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.01             50,000 shares                  $5.84                    $292,000                    $81.18
    par value per share
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on June 1, 1999.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-1 (Registration No. 33-64006) relating to the 1993 Directors' Non-Qualified Stock Option Plan of Boyd Gaming Corporation (the "Registrant"), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Commission are incorporated by reference herein:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which includes audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(a) above.

        (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A declared effective by the Commission on October 15, 1993, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

          4.4     1993 Directors' Non-Qualified Stock Option Plan, as amended.

          5.1     Opinion of Morrison & Foerster LLP

         23.1     Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP.

         24.1     Power of Attorney (See page II-3).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 1, 1999.


                                      BOYD GAMING CORPORATION


                                      By: /s/ Ellis Landau
                                          -----------------------------------
                                          Ellis Landau
                                          Executive Vice President, Treasurer
                                          and Chief Financial Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ellis Landau and Keith Smith, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



              Signature                                               Title                                     Date
              ---------                                               -----                                     ----
/s/ William S. Boyd                                           Chief Executive Officer                         May 27, 1999
----------------------------------------                      and Chairman of the Board
      William S. Boyd                                         of Directors (principal executive officer)


/s/ Ellis Landau                                              Executive Vice President,                       May 27, 1999
----------------------------------------                      Treasurer and Chief Financial Officer
      Ellis Landau                                            (principal financial officer)



/s/ Jeff Santoro                                              Corporate Controller                            May 27, 1999
----------------------------------------                      (principal accounting officer)
      Jeff Santoro


/s/ Robert L. Boughner                                        Director                                        May 27, 1999
----------------------------------------
      Robert L. Boughner


/s/ William R. Boyd                                           Director                                        May 27, 1999
----------------------------------------
      William R. Boyd


----------------------------------------                      Director                                              , 1999
      Philip Dion


/s/ Marianne Boyd Johnson                                     Director                                        May 27, 1999
----------------------------------------
      Marianne Boyd Johnson


----------------------------------------                      Director                                              , 1999
      Michael O. Maffie


----------------------------------------                      Director                                              , 1999
      Billy G. McCoy


----------------------------------------                      Director                                              , 1999
      Warren L. Nelson


/s/ Donald D. Snyder                                          Director                                        May 27, 1999
----------------------------------------
      Donald D. Snyder


/s/ Perry B. Whitt                                            Director                                        May 27, 1999
----------------------------------------
      Perry B. Whitt


----------------------------------------                      Director                                              , 1999
      William G. Yates, Jr.

                                  EXHIBIT INDEX


 EXHIBIT NUMBER                                DESCRIPTION                                              SEQUENTIAL
                                                                                                         PAGE NO.
 --------------                                -----------                                              ----------
       4.4              1993 Directors' Non-Qualified Stock Option Plan, as amended.                          6

       5.1              Opinion of Morrison & Foerster LLP.                                                  11

      23.1              Consent of Morrison & Foerster LLP (included in Exhibit 5.1).                        11

      23.2              Consent of Deloitte & Touche LLP.                                                    12

      24.1              Power of Attorney (See page II-5).                                                  3-4